Exhibit 99.1

Contacts:

URS Corporation	Citigate Sard Verbinnen

Kent P. Ainsworth	Hugh Burns/Jamie Tully
Executive Vice President	(212) 687-8080
& Chief Financial Officer
OR
David C. Nelson
Vice President & Corporate Treasurer
(415) 774-2700

URS CORPORATION REPORTS FIRST QUARTER
RESULTS FOR FISCAL 2004

     SAN FRANCISCO, CA — March 15, 2004 - URS Corporation (NYSE: URS) today reported revenues of $771.7 million for the first quarter of fiscal 2004, ended January 31, compared with $758.0 million in revenues reported for the first quarter of fiscal 2003. Net income was $8.6 million, an increase of 44% from $6.0 million reported for the corresponding first quarter of fiscal 2003. Earnings per share (“EPS”) of $0.24, fully diluted, was up 33% as compared with EPS of $0.18 per share, fully diluted, for the year-ago period. During the first quarter of fiscal 2004, the Company reduced its debt by $15.1 million. As of January 31, 2004, the Company’s backlog was $3.682 billion, compared to $3.662 billion as of October 31, 2003.

     Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated: “Our results for the quarter were in line with the guidance we provided in January and reflect the continued strong growth in our federal market as well as continued stabilization in the state and local government market. In addition, we reduced our debt by $15.1 million, and remain on track to reduce debt by $70 million in fiscal 2004. This would put our debt to total capitalization ratio below 50% by year-end and keep us on course towards a targeted goal of a debt to capitalization ratio below 40%.”

Business Segments

     In addition to providing consolidated financial results, URS provides separate financial information for its two segments: the URS Division and the EG&G Division. The URS Division includes the Company’s work in the state and local government market, the private sector and the international business. In addition, the URS Division includes the Company’s federal business that existed prior to the acquisition of EG&G, which consists primarily of facilities and environmental work. The EG&G Division primarily serves the federal government market, providing a range of operations and maintenance and technical support services to the Departments of Defense, Homeland Security, Justice, Energy and Treasury, among others.

     URS Division. For the first quarter of fiscal 2004, the URS Division reported revenues of $527.5 million and operating income of $31.0 million, compared to revenues of $536.1 million and operating income of $32.8 million for the corresponding first quarter of the 2003 fiscal year.

     EG&G Division. For the first quarter of 2004, the EG&G Division reported revenues of $244.3 million and operating income of $10.7 million, compared to revenues of $222.0 million and operating income of $9.2 million for the 2003 first quarter.

Outlook for Fiscal 2004

     The Company reaffirmed its expectation that fiscal 2004 revenues will be approximately $3.3 billion. Assuming it meets this revenue expectation, the Company expects that net income will be approximately $68 million and earnings per share will be approximately $1.90 for fiscal 2004.

     In addition, the Company indicated that it expects fiscal 2004 second quarter EPS will be between 26% and 30% of the Company’s full year 2004 guidance of $1.90.

     URS Corporation offers a comprehensive range of professional planning and design, systems engineering and technical assistance, program and construction management, and operations and maintenance services for surface transportation, air transportation, rail transportation, industrial process, facilities and logistics support, water/wastewater treatment, hazardous waste management and military platforms support. Headquartered in San Francisco, the Company operates in over 20 countries with approximately 26,000 employees providing engineering services to federal, state and local governmental agencies as well as private clients in the chemical, manufacturing, pharmaceutical, forest products, mining, oil and gas, and utilities industries (www.urscorp.com).

Web cast Information

     URS will host a dial-in conference call on Tuesday, March 16, 2004 at 11:00 a.m. (EST), to discuss its first quarter fiscal 2004 results. A live web cast of this call will be available on URS’ website at www.urscorp.com.

TABLES TO FOLLOW

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     Statements contained in this press release that are not historical facts may constitute forward-looking statements, including statements relating to the Company’s revenue and earnings projections. The Company’s quarterly financial results as discussed in this press release are unaudited and may be subject to adjustment. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties that could cause actual results to differ materially from the results predicted. The potential risks and uncertainties include, but are not limited to: the recent economic downturn; the Company’s dependence on government appropriations; changes in regulations; the Company’s ability to manage its contracts; the Company’s highly-leveraged position; the Company’s ability to service its debt; pending and future litigation; industry competition; the Company’s ability to attract and retain key individuals; risks associated with international operations; the Company’s ability to successfully integrate its accounting and management information systems; and other factors discussed more fully in the Company’s reports filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	January 31, 2004	October 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,646	$15,508
Accounts receivable, including retainage of $45,858 and $42,617, respectively	516,169	525,603
Costs and accrued earnings in excess of billings on contracts in process	397,874	393,670
Less receivable allowances	(35,547)	(33,106)

Net accounts receivable	878,496	886,167

Deferred income taxes	12,393	13,315
Prepaid expenses and other assets	36,393	24,675

Total current assets	932,928	939,665
Property and equipment at cost, net	148,563	150,553
Goodwill, net	1,004,680	1,004,680
Purchased intangible assets, net	10,604	11,391
Other assets	61,500	61,323

	$2,158,275	$2,167,612

LIABILITIES, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$26,298	$23,885
Accounts payable and subcontractor payable, including retainage of $8,973 and $7,409, respectively	156,387	172,500
Accrued salaries and wages	129,906	125,774
Accrued expenses and other	82,314	86,874
Billings in excess of costs and accrued earnings on contracts in process	81,962	83,002

Total current liabilities	476,867	492,035
Long-term debt	771,227	788,708
Deferred income taxes	55,452	55,411
Deferred compensation and other	66,056	66,385

Total liabilities	1,369,602	1,402,539

Commitments and contingencies
Stockholders’ equity:
Common shares, par value $.01; authorized 50,000 shares; 34,364 and 33,668 shares issued, respectively; and 34,312 and 33,616 shares outstanding, respectively	343	336
Treasury stock, 52 shares at cost	(287)	(287)
Additional paid-in capital	499,931	487,824
Accumulated other comprehensive income (loss)	2,003	(906)
Retained earnings	286,683	278,106

Total stockholders’ equity	788,673	765,073

	$2,158,275	$2,167,612

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME — UNAUDITED
(In thousands, except per share data)

	Three Months Ended
	January 31,
	2004	2003
Revenues	$771,727	$758,033
Direct operating expenses	487,513	483,597

Gross profit	284,214	274,436

Indirect expenses:
Indirect, general and administrative	250,854	243,246
Interest expense, net	19,063	21,280

	269,917	264,526

Income before taxes	14,297	9,910
Income tax expense	5,720	3,960

Net income	8,577	5,950
Other comprehensive income:
Foreign currency translation adjustments	2,909	2,325

Comprehensive income	$11,486	$8,275

Net income per common share:
Basic	$.25	$.18

Diluted	$.24	$.18

Weighted-average shares outstanding:
Basic	33,836	32,324

Diluted	35,012	32,574

URS CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED
(In thousands)

	Three Months Ended
	January 31,
	2004	2003
Cash flows from operating activities:
Net income	$8,577	$5,950

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,453	11,497
Amortization of financing fees	1,981	1,751
Provision for doubtful accounts	3,547	740
Deferred income taxes	963	(1,700)
Stock compensation	671	2,956
Tax benefit of stock options	1,492	—
Changes in current assets and liabilities:
Accounts receivable and costs and accrued earnings in excess of billings on contracts in process	4,124	16,649
Prepaid expenses and other assets	(11,532)	(5,198)
Accounts payable, accrued salaries and wages and accrued expenses	(16,530)	(25,430)
Billings in excess of costs and accrued earnings on contracts in process	(1,040)	2,772
Deferred compensation and other	(329)	(2,609)
Other, net	2,551	3,095

Total adjustments and changes	(3,649)	4,523

Net cash provided by operating activities	4,928	10,473

Cash flows from investing activities:
Capital expenditures, less equipment purchased through capital leases	(4,484)	(3,169)

Net cash used by investing activities	(4,484)	(3,169)

Cash flows from financing activities:
Long-term debt principal payments	(20,450)	(4,290)
Long-term debt borrowings	345	300
Net borrowings (payments) under the line of credit	6,157	(2,903)
Capital lease obligation payments	(4,655)	(4,180)
Short-term note borrowings	—	87
Short-term note payments	(46)	(118)
Proceeds from sale of common shares from employee stock purchase plan and exercise of stock options	9,950	3,672
Payments of financing fees	(1,607)	—

Net cash used by financing activities	(10,306)	(7,432)

Net decrease in cash	(9,862)	(128)
Cash and cash equivalents at beginning of period	15,508	9,972

Cash and cash equivalents at end of period	$5,646	$9,844

Supplemental information:
Interest paid	$17,978	$8,102

Taxes paid	$11,447	$1,784

Equipment acquired through capital lease obligations	$3,192	$6,204

Conversion of Series D preferred stock to common stock	$—	$46,733